EXHIBIT 99.1

Sun Healthcare Group, Inc.
Reports First-Quarter Results; Margin Expansion Continues;
Updates Guidance to Reflect Harborside Acquisition

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

      Irvine, Calif. (May 2, 2007) - Sun Healthcare Group, Inc. (NASDAQ GM: SUNH) today announced results for the first quarter ended March 31, 2007.

Consolidated Earnings
     For the quarter ended March 31, 2007, Sun reported total net revenues of $273.6 million and net income of $3.9 million or $0.09 per fully-diluted share, based on 44.0 million weighted-average shares outstanding. For the comparable quarter ended March 31, 2006, total net revenues were $256.8 million and net income was $1.1 million or $0.04 per fully-diluted share, based on 31.2 million weighted-average shares outstanding.

     From continuing operations for the quarter ended March 31, 2007, Sun reported income of $4.4 million or $0.10 per fully-diluted share, as compared to income from continuing operations of $0.8 million or $0.03 per fully-diluted share for the same period in 2006. Sun’s results included approximately $0.1 million of integration costs associated with its acquisition of Harborside Healthcare Corporation, which closed on April 19, 2007. Sun expects to incur further costs over the next several quarters as the operations of Harborside and Sun are integrated.

     Comparing the quarter ended March 31, 2007, to the same period in 2006, Sun reported:
•	revenue increased $16.8 million, or 6.5 percent, to $273.6 million from $256.8 million;
•	EBITDAR increased $6.4 million, or 30.9 percent, to $27.1 million from $20.7 million;
•	EBITDAR margin for 2007 was 9.9 percent compared to 8.1 percent in 2006;
•	EBITDA increased $5.4 million, or 74.0 percent, to $12.7 million from $7.3 million;
•	EBITDA margin for 2007 was 4.6 percent compared to 2.9 percent in 2006;
•	pre-tax income increased $6.6 million to $6.7 million from $0.1 million; and
•	income from continuing operations increased $3.6 million to $4.4 million from $0.8 million.

     "I am pleased with the continued strength of our operating results as shown by our first-quarter numbers. For the quarter, we have met the expectations established with our initial 2007 guidance and are encouraged by what we are seeing in the industry environment for the remainder of 2007,” said Richard K. Matros, Sun’s chairman and chief executive officer. “Our acquisition of Harborside last month was completed as planned. We are now in the integration process and look forward to the rest of 2007 as we operate the combined company," Matros continued.

Inpatient Business
     Comparing the quarter ended March 31, 2007, to the same period in 2006, Sun reported:
•	revenue increased $13.7 million, or 6.4 percent, to $229.1 million from $215.4 million;
•	net segment EBITDAR increased $4.1 million, or 12.6 percent, to $36.6 million from $32.5 million;
•	net segment EBITDAR margin for 2007 was 16.0 percent compared to 15.1 percent in 2006;
•	net segment EBITDA increased $3.1 million, or 15.9 percent, to $22.5 million from $19.4 million;
•	net segment EBITDA margin for 2007 was 9.8 percent compared to 9.0 percent in 2006; and
•	net segment income increased $3.1 million, or 22.6 percent, to $16.8 million from $13.7 million.

    The revenue gain of $13.7 million was primarily attributable to:
•	an increase of $4.3 million in commercial revenue driven by higher rates and higher customer base which drove $3.4 million and $0.9 of the increase, respectively;
•	a 7.6 percent increase in our LTC Part A Medicare rates from $338.03 in the first quarter 2006 to $363.87 in the first quarter 2007, or $4.1 million in revenues;
•	a 4.2 percent increase in Medicaid rates or $4.2 million in revenue; and
•	a $1.1 million increase in Medicare part B revenue.

     "The margin in our core business continued to expand primarily as a result of the increase in the acuity of the patients admitted to our facilities. Although the Medicare census increase was moderate, the increase in our rates was significant, resulting in an 80 basis-point improvement in Medicare revenues as a percent of total revenues. In addition, we are seeing positive movement in our commercial census and rates as well, reflecting the increasing acuity in that population. Those factors, along with an increase in the private pay category, improved our quality mix by 130 basis points. Sun on a stand alone basis has opened 12 short term rehabilitation units with eight more in development. Inclusive of Harborside, Sun has opened 29 short term rehabilitation units with 11 more scheduled to open this year expanding our opportunity to improve mix going forward," said Matros.

Updated 2007 Guidance
     The table below represents full year 2007 guidance for Sun. Sun has updated its 2007 guidance to incorporate the acquisition of Harborside in April 2007. The updated guidance is based on (1) Sun’s previous guidance for 2007 results combined with (2) the anticipated results from the nine months of Harborside operations for 2007. Sun’s updated guidance includes expected realization of approximately $6 million in synergies over the remaining nine months of 2007. Sun expects to realize synergies in the first 12 months after the acquisition of approximately $10 million, and synergies in the first 24 months of approximately $12 million to $15 million.
Guidance
	Low	High
Revenue
Sun	$1,100.0	$1,110.0
Harborside	505.0	509.0
Total	1,605.0	1,619.0

EBITDAR
Sun	110.0	114.0
Harborside	71.0	73.0
Synergies	6.0	6.0
Total	187.0	193.0

EBITDA
Sun	54.0	58.0
Harborside	51.0	53.0
Synergies	6.0	6.0
Total	111.0	117.0

Depreciation and amortization	33.0	34.0

Interest expense, net	44.0	45.0

Pre-tax	34.0	38.0

Income taxes @ 35%	11.9	13.3

Net Income	$22.1	$24.7

Diluted weighted-average shares	44.0	44.0

Diluted earnings per share	$0.50	$0.56

EBITDAR Margin	11.7%	11.9%

EBITDA Margin	6.9%	7.2%

     As stated above, Sun’s 2007 full-year guidance includes only nine months of impact from the Harborside acquisition. As such, Sun anticipates annual 12 month run rates for depreciation and amortization to be approximately $39 to $41 million and annual 12 month run rates for net interest expense to be approximately $56 to $59 million.

Conference Call
     Sun’s senior management will hold a conference call to discuss the Company’s 2007 first-quarter operating results on Thursday, May 3, 2007, at 1 p.m. EDT / 10 a.m. PDT. To listen to the conference call, dial (877) 516-8526 and refer to Sun Healthcare Group. A recording of the call will be available from 4 p.m. EDT on May 3, 2007, until midnight EDT on May 10, 2007, by calling (800) 642-1687 and using access code 5416821.

About Sun Healthcare Group, Inc.
     Sun Healthcare Group, Inc., with executive offices in Irvine, California, owns SunBridge Healthcare Corporation and other affiliated companies that operate long-term and postacute care facilities in many states. In addition, the Sun Healthcare Group family of companies provides therapy through SunDance Rehabilitation Corporation, hospice services through SolAmor Hospice and medical staffing through CareerStaff Unlimited, Inc.

     Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate,” "expect," "hope,” "intend," "may” and similar expressions. Factors that could cause actual results to differ are identified in the public filings made by the company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements; potential liability for losses not covered by, or in excess of, our insurance; the effects of government regulations and investigations; our ability to generate cash flow sufficient to operate our business and pay interest and other costs of the indebtedness incurred in our acquisition of Harborside Healthcare Corporation; our ability to integrate the operations of Harborside; increasing labor costs and the shortage of qualified healthcare personnel; and our ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect our business and financial results are included in our public filings made with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun’s web site, www.sunh.com.
     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by Sun are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.
     EBITDA and EBITDAR as used in this press release, and EBITDAM and EBITDARM as used in the accompanying tables, which are non-GAAP financial measures, are each reconciled to net income (loss) in the accompanying tables. In addition, the adjustments to EBITDA, EBITDAR, pre-tax income and income from continuing operations discussed in this press release and shown in the accompanying tables are non-GAAP adjustments.
     Any documents filed by Sun with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and stockholders of Sun may obtain free copies of the documents filed with the SEC by contacting Sun’s investor relations department at (505) 468-2341 (TDD users, please call (505) 468-4458) or by sending a written request to Investor Relations, Sun Healthcare Group, Inc. 101 Sun Avenue N.E., Albuquerque, N.M. 87109. You may also read and copy any reports, statements and other information filed by Sun with the SEC at the SEC public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 or visit the SEC’s web site for further information.

SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2007	December 31, 2006

ASSETS

Current assets:
Cash and cash equivalents	$99,670	$131,935
Restricted cash	28,081	32,752
Accounts receivable, net	114,499	117,091
Assets held for sale	4,500	7,172
Other current assets	14,495	10,324

Total current assets	261,245	299,274

Property and equipment, net	221,324	217,544
Restricted cash, non-current	33,033	29,083
Goodwill	54,605	55,092
Intangible assets, net	12,309	13,691
Other assets, net	7,146	6,739

Total assets	$589,662	$621,423

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$39,090	$43,400
Accrued compensation and benefits	40,663	42,723
Accrued self-insurance obligations, current	40,281	48,689
Liabilities held for sale	1,826	1,672
Other accrued liabilities	43,278	42,535
Capital leases, current	618	494
Current portion of long-term debt:
Company obligations	12,815	22,780
Clipper partnerships	786	736

Total current liabilities	179,357	203,029

Accrued self-insurance obligations, net of current	89,121	81,559
Long-term debt, net of current portion:
Company obligations	81,172	100,763
Clipper partnerships	49,181	49,392
Other long-term liabilities	42,112	42,547

Total liabilities	440,943	477,290

Stockholders' equity	148,719	144,133
Total liabilities and stockholders' equity	$589,662	$621,423

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED
STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)

Total net revenues	$273,569	$256,756
Costs and expenses:
Operating salaries and benefits	156,426	146,920
Self-insurance for workers' compensation and general and professional liability insurance	10,564	12,672
Operating administrative costs	7,591	7,874
Other operating costs	56,612	55,465
Facility rent expense	14,379	13,390
General and administrative expenses	12,832	11,645
Depreciation	2,402	1,395
Amortization	1,518	1,472
Provision for losses on accounts receivable	2,440	1,448
Interest, net	2,059	4,367
Loss on extinguishment of debt, net	19	-
Loss on sale of assets, net	7	13
Total costs and expenses	266,849	256,661

Income before income taxes and discontinued operations	6,720	95
Income tax expense (benefit)	2,368	(727)
Income from continuing operations	4,352	822

Discontinued operations:
(Loss) income from discontinued operations, net of related taxes	(79)	383
Loss on disposal of discontinued operations, net of related taxes	(350)	(66)
(Loss) income from discontinued operations, net	(429)	317

Net income	$3,923	$1,139

Basic income per common and common equivalent share:
Income from continuing operations	$0.10	$0.03
(Loss) income from discontinued operations, net	(0.01)	0.01
Net income	$0.09	$0.04

Diluted income per common and common equivalent share:
Income from continuing operations	$0.10	$0.03
(Loss) income from discontinued operations, net	(0.01)	0.01
Net Income	$0.09	$0.04

Weighted average number of common and common equivalent shares outstanding:
Basic	42,908	31,174
Diluted	44,029	31,228

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

CONDENSED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income	$3,923	$1,139
Adjustments to reconcile net income to net cash provided by
operating activities, including discontinued operations:
Depreciation	2,434	1,613
Amortization	1,522	1,636
Amortization of favorable and unfavorable lease intangibles	(213)	(379)
Provision for losses on accounts receivable	2,523	1,948
Loss (gain) on disposal of discontinued operations, net	350	66
Loss (gain) on sale of assets, net	7	13
Restricted stock and stock option compensation	750	544
Other, net	2	25
Changes in operating assets and liabilities, net of acquisitions	(9,727)	(13,724)
Net cash provided by operating activities	1,571	(7,119)

Cash flows from investing activities:
Capital expenditures, net	(7,250)	(3,333)
Proceeds from sale of assets held for sale	3,238	-
Insurance proceeds received	-	(236)
Acquisitions, net	-	838
Net cash provided by (used for) investing activities	(4,012)	(2,731)

Cash flows from financing activities:
Net payments under Revolving Loan Agreement	6	17,720
Long-term debt repayments	(29,607)	(7,694)
Distribution of partnership equity	(256)	(123)
Principal payments under capital lease obligation	(540)	-
Net proceeds from issuance of common stock from the exercise of employee stock options	573	-
Net cash provided by financing activities	(29,824)	9,903

Net increase in cash and cash equivalents	(32,265)	53
Cash and cash equivalents at beginning of period	131,935	16,641
Cash and cash equivalents at end of period	$99,670	$16,694

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO EBITDA(M) and EBITDAR(M)
(in thousands)

	For the	For the
	Three Months Ended	Three Months Ended
	March 31, 2007	March 31, 2006
	(unaudited)	(unaudited)

Total net revenues	$273,569	$256,756

Net income	$3,923	$1,139

Income from continuing operations	4,352	822

Income tax expense (benefit)	2,368	(727)

Loss on sale of assets, net	7	13

Net segment income	$6,727	$108

Interest, net	2,059	4,367

Depreciation and amortization	3,920	2,867

EBITDA	$12,706	$7,342

Facility rent expense	14,379	13,390

EBITDAR	$27,085	$20,732

Operating administrative costs	7,591	7,874
General and administrative expenses	12,832	11,645
Total operating and general and admin expenses	20,423	19,519

EBITDAM	$33,129	$26,861
EBITDARM	$47,508	$40,251

EBITDA is defined as earnings before income (loss) on discontinued operations, income taxes, loss (gain) on sale of assets, net, loss on asset impairment, restructuring costs, net, loss on contract termination, interest, net, depreciation and amortization. EBITDAM is defined as EBITDA before operating and general and administrative expenses. EBITDAR is defined as EBITDA before facility rent expense. EBITDARM is defined as EBITDAR before operating and general and administrative expenses. EBITDA, EBITDAM, EBITDAR and EBITDARM are used by management to evaluate financial performance and resource allocation for each entity within the operating units and for the Company as a whole. EBITDA, EBITDAM, EBITDAR and EBITDARM are commonly used as analytical indicators within the healthcare industry and also serve as measures of leverage capacity and debt service ability. EBITDA, EBITDAM, EBITDAR and EBITDARM should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA, EBITDAM, EBITDAR and EBITDARM are significant components in understanding and assessing financial performance, EBITDA, EBITDAM, EBITDAR and EBITDARM should not be considered in isolation or as alternatives to net income (loss), cash flows generated by or used in operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA, EBITDAM, EBITDAR and EBITDARM are not measurements determined in accordance with U.S. generally accepted accounting principles and are thus susceptible to varying calculations, EBITDA, EBITDAM, EBITDAR and EBITDARM as presented may not be comparable to other similarly titled measures of other companies.
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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA(M) and EBITDAR(M)
($ in thousands)

For the Three Months Ended March 31, 2007
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$229,135	$20,680	$23,747	$7	$-	$273,569

Affiliated revenue	-	10,262	187	-	(10,449)	-

Total revenue	229,135	30,942	23,934	7	(10,449)	273,569

Net segment income (loss)	$16,809	$1,427	$1,413	$(12,922)	$-	$6,727

Interest, net	2,480	10	15	(446)	-	2,059

Depreciation and amortization	3,199	116	169	436	-	3,920

EBITDA	$22,488	$1,553	$1,597	$(12,932)	$-	$12,706

Facility rent expense	14,130	50	199	-	-	14,379

EBITDAR	$36,618	$1,603	$1,796	$(12,932)	$-	$27,085

Operating and general and administrative expenses	5,306	1,257	1,026	12,834	-	20,423

EBITDAM	$27,794	$2,810	$2,623	$(98)	$-	$33,129
EBITDARM	$41,924	$2,860	$2,822	$(98)	$-	$47,508

EBITDA margin	9.8%	5.0%	6.7%			4.6%

EBITDAM margin	12.1%	9.1%	11.0%			12.1%

EBITDAR margin	16.0%	5.2%	7.5%			9.9%

EBITDARM margin	18.3%	9.2%	11.8%			17.4%

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA(M) and EBITDAR(M)
($ in thousands)

For the Three Months Ended March 31, 2006
(unaudited)

	Inpatient Services	Rehabilitation Therapy Services	Medical Staffing Services	Other & Corp Seg	Elimination of Affiliated Revenue	Consolidated

Nonaffiliated revenue	$215,435	$20,000	$21,318	$3	$-	$256,756

Affiliated revenue	-	9,384	129	-	(9,513)	-

Total revenue	215,435	29,384	21,447	3	(9,513)	256,756

Net segment income (loss)	$13,732	$(1,550)	$972	$(13,046)	$-	$108

Interest, net	3,433	(6)	36	904	-	4,367

Depreciation and amortization	2,189	89	187	402	-	2,867

EBITDA	$19,354	$(1,467)	$1,195	$(11,740)	$-	$7,342

Facility rent expense	13,118	58	214	-	-	13,390

EBITDAR	$32,472	$(1,409)	$1,409	$(11,740)	$-	$20,732

Operating and general and administrative expenses	4,309	2,667	895	11,648	-	19,519

EBITDAM	$23,663	$1,200	$2,090	$(92)	$-	$26,861
EBITDARM	$36,781	$1,258	$2,304	$(92)	$-	$40,251

EBITDA margin	9.0%	-5.0%	5.6%			2.9%

EBITDAM margin	11.0%	4.1%	9.7%			10.5%

EBITDAR margin	15.1%	-4.8%	6.6%			8.1%

EBITDARM margin	17.1%	4.3%	10.7%			15.7%

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Three Months Ended March 31, 2007
(unaudited)

	Inpatient Services	Inpatient Services - Overhead	Inpatient Services before Clipper	Clipper (1)	Total Inpatient Services

Non affiliated revenues	$229,135	$-	$229,135	$-	$229,135

Net segment income (loss)	$22,436	$(5,157)	$17,279	$(470)	16,809

Interest, net	1,845	-	1,845	635	2,480

Depreciation and amortization	2,818	-	2,818	381	3,199

EBITDA	$27,099	$(5,157)	$21,942	$546	$22,488

Facility rent expense	14,555	-	14,555	(425)	14,130

EBITDAR	$41,654	$(5,157)	$36,497	$121	$36,618

EBITDA margin	11.8%		9.6%		9.8%

EBITDAR margin	18.2%		15.9%		16.0%

(1)
Clipper represents our interest of less than 16 percent in nine entities that are consolidated pursuant to the Financial Accounting Standards Board’s revised Interpretation No. 46 Consolidation of Variable Interest Entities. Sun began consolidating Clipper on July 1, 2004.

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SUN HEALTHCARE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NET SEGMENT INCOME (LOSS) TO EBITDA AND EBITDAR
INPATIENT SERVICES ONLY
($ in thousands)

For the Three Months Ended March 31, 2006
(unaudited)

	Inpatient Services	Inpatient Services - Overhead	Inpatient Services before Clipper	Clipper (1)	Total Inpatient Services

Non affiliated revenues	$215,435	$-	$215,435	$-	$215,435

Net segment income (loss)	$18,516	$(4,365)	$14,151	$(419)	$13,732

Interest, net	2,457	-	2,457	976	3,433

Depreciation and amortization	1,868	-	1,868	321	2,189

EBITDA	$22,841	$(4,365)	$18,476	$878	$19,354

Facility rent expense	13,994	-	13,994	(876)	$13,118

EBITDAR	$36,835	$(4,365)	$32,470	$2	$32,472

EBITDA margin	10.6%		8.6%		9.0%

EBITDAR margin	17.1%		15.1%		15.1%

(1)
Clipper represents our interest of less than 12 percent in nine entities that are consolidated pursuant to the Financial Accounting Standards Board’s revised Interpretation No. 46 Consolidation of Variable Interest Entities. Sun began consolidating Clipper on July 1, 2004.

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Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations

	For the
	Three Months Ended
	March 31,
	2007	2006
Number of available beds:
Long Term Care	14,534	14,517
Hospitals	192	192

Number of facilities:
Long Term Care	138	145
Hospitals	3	3

Occupancy %:
Long Term Care	88.1%	88.1%
Hospitals	54.3%	56.9%
Inpatient Services	87.7%	87.7%

Payor Mix % based on patient days - LTC:
Medicare - SNF only	15.4%	15.3%
Medicare	13.8%	13.8%
Medicaid	59.8%	60.7%
Private and other	23.1%	22.3%
Commercial Insurance	2.3%	2.2%
Veterans	1.0%	1.0%

Payor Mix % based on patient days - Hospitals:
Medicare	66.8%	68.8%
Medicaid	6.8%	9.7%
Private and other	0.0%	0.2%
Commercial Insurance	26.4%	21.3%
Veterans	0.0%	0.0%

Payor Mix % based on patient days - Inpatient Services:
Medicare	14.3%	14.2%
Medicaid	59.4%	60.2%
Private and other	22.8%	22.3%
Commercial Insurance	2.5%	2.3%
Veterans	1.0%	1.0%

Revenue Mix % of revenues - LTC:
Medicare	29.1%	28.3%
Medicaid	47.2%	48.6%
Private and other	18.7%	19.2%
Commercial Insurance	3.9%	2.9%
Veterans	1.1%	1.0%

Revenue Mix % of revenues - Hospitals:
Medicare	62.6%	73.2%
Medicaid	5.5%	7.7%
Private and other	0.9%	0.7%
Commercial Insurance	31.0%	18.4%
Veterans	0.0%	0.0%

Revenue Mix % of revenues - Inpatient Services:
Medicare	31.5%	31.3%
Medicaid	44.6%	45.9%
Private and other	17.5%	18.0%
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Sun Healthcare Group, Inc. and Subsidiaries
Selected Operating Statistics
Continuing Operations

For the
Three Months Ended
March 31,
2007	2006
Commercial Insurance	5.3%	3.8%
Veterans	1.1%	1.0%

Revenues PPD - LTC:
Medicare (Part A)	$363.87	$338.03
Medicaid	$147.86	$141.56
Private and other	$146.88	$144.19
Commercial Insurance	$314.87	$241.67
Veterans	$205.75	$184.28

Revenues PPD - Hospitals:
Medicare (Part A)	$1,175.37	$1,222.41
Medicaid	$1,036.33	$949.56
Private and other	$-	$-
Commercial Insurance	$1,503.53	$1,037.83
Veterans	$-	$-

Revenues PPD - Inpatient Services:
Medicare (Part A)	$405.10	$380.21
Medicaid	$149.31	$142.58
Private and other	$146.94	$144.27
Commercial Insurance	$415.78	$304.08
Veterans	$205.75	$184.28

Revenues - Non-affiliated (in thousands):
Inpatient Services:
Medicare	$72,226	$67,336
Medicaid	102,256	98,914
Private and other	54,653	49,185
Subtotal	229,135	215,435

Rehabilitation Therapy Services	20,680	20,000
Medical Staffing Services	23,747	21,318
Subtotal	44,427	41,318

Other - non-core businesses	7	3
Total	$273,569	$256,756

Rehab contracts:
Affiliated - continuing	87	98
Non-affiliated	303	341

DSO (Days Sales Outstanding):
Inpatient Services - LTC	35	37
Inpatient Services - Hospitals	65	53
Rehabilitation Therapy Services	77	82
Medical Staffing Services	55	61

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